                                                                   Exhibit 2.3

                                                                EXECUTION COPY

                                    GUARANTY

          GUARANTY, dated as of January 13, 1999 (the "Guaranty"), by Thermatrix Inc., a Delaware corporation ("Thermatrix"), for and in favor of and Wexford Capital Partners II, L.P., a Delaware limited partnership, Wexford Overseas Partners I, L.P., a Cayman Islands exempted limited partnership, Wexford Special Situations 1996, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Institutional, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Limited, a Cayman Islands exempted company, and Wexford-Euris Special Situations 1996, L.P., a Delaware limited partnership (collectively, the "Lenders") and WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as Agent (the "Agent").

                                  Introduction

          WHEREAS, Wahlco Environmental Systems Inc. ("Wahlco"), the Agent and the Lenders are party to an Amended and Restated Credit Agreement, dated January 30, 1998 (the "Credit Agreement"), under which Wahlco has borrowed funds from time to time;

          WHEREAS, Wahlco has also borrowed funds through a non-committed line of credit established, guaranteed and collateralized at The Chase Manhattan Bank ("Chase") in February 1997 (the "Chase Facility");

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 9, 1998 (the "Merger Agreement"), among Wahlco, Thermatrix and TMX Acquisition Sub I, Inc., a wholly owned subsidiary of Thermatrix ("Merger Sub"), Merger Sub has merged with and into Wahlco and Wahlco and became a wholly owned subsidiary of Thermatrix at the effective time of the Merger;

          WHEREAS Wahlco has entered into agreements dated the date hereof (copies of which are attached as Annexes 1 and 2 hereto), regarding the Liabilities; and

          WHEREAS, in connection with the Merger, Thermatrix has agreed to guaranty to the Lenders and the Agent the obligations of Wahlco to the Lenders and to Chase under the Credit Agreement and the Chase Facility;

          NOW THEREFORE, the parties agree as follows:

          Thermatrix hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, by acceleration or otherwise) of any and all amounts payable by (i) Wahlco to the Agent or the Lenders pursuant to the Credit Agreement and (ii) Wahlco to Chase pursuant to the Chase Facility (all such amounts described in clauses (i) and (ii) collectively, the "Liabilities"). Upon failure by Wahlco to pay any such amount when due, Thermatrix shall, following its receipt of written notice of such failure from the Agent, pay the amount not paid.
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          This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect, notwithstanding, without limitation, the dissolution or insolvency of Wahlco or that at any time or from time to time all of the Liabilities may have been paid in full, or any and all extensions or renewals of any of the Liabilities, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent in endeavoring to collect any of the foregoing and in enforcing this Guaranty (including attorneys' and paralegals' fees and expenses); and all of the agreements and obligations of Thermatrix under this Guaranty shall remain fully in effect until all of the Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full.

          Thermatrix further agrees that, if at any time all or any part of any payment theretofore applied by the Agent to any of the Liabilities is or must be rescinded or returned by the Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Wahlco), the Liabilities shall, for the purposes such payment is of this Guaranty, to the extent that is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to the Liabilities, all as though such application by the Agent had not been made.

          The Agent may, from time to time, whether before or after any discontinuance of this Guaranty, in its sole discretion and without notice to Thermatrix, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Thermatrix, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities; (d) release, waive or compromise any obligation of Thermatrix hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities; (e) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property now or hereafter securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (f) resort to Thermatrix for payment of any of the Liabilities, whether or not the Agent shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

     Any amounts received by the Agent from whatever source on account of the Liabilities may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect; and, notwithstanding any payments made by or for the account of Thermatrix pursuant to this Guaranty, Thermatrix shall not be subrogated to any rights of the Agent until such

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time as the Agent shall have received payment of the full amount of all of the
Liabilities and of all of the obligations of Thermatrix hereunder. Thermatrix further agrees that nothing contained herein or otherwise shall prevent the Agent from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under any of the documents evidencing the Liabilities and the exercise of any of its rights or remedies shall not constitute a discharge of Thermatrix's obligations hereunder, it being the purpose and intent of Thermatrix that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever.

          Thermatrix hereby expressly waives: (a) notice of the acceptance by the Agent and the Lenders of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever; (d) any defense, right of set-off or other claim which Thermatrix may have against Wahlco or which Thermatrix, Wahlco or any subsidiary or affiliate may have against the Agent or the Lenders; (e) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and (f) any failure by the Agent or any Lender to inform Thermatrix of any facts the Agent or such Lender may now or hereafter know about Wahlco or any subsidiary or affiliate and the Liabilities, it being understood and agreed that the Agent and the Lenders have no duty so to inform and that Thermatrix is fully responsible for being and remaining informed by Wahlco and any subsidiary or affiliate of all circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

          Notwithstanding the immediately preceding paragraph, but without limiting or affecting any of the Agent's or the Lenders' rights or remedies of any kind whatsoever, the Agent shall endeavor to notify Thermatrix of significant events of default under the Credit Agreement which are or have become, in the Agent's determination, the basis upon which to exercise the rights or remedies provided therein. The requirement of notification set forth in this paragraph represents a non-binding statement of principle only, and is not intended to impose any affirmative duty upon the Agent, nor shall the requirement of notification be construed to create or support any claim, right of action, counterclaim, crossclaim or defense of any kind whatsoever, nor shall the requirement of notification impair or in any way affect any of the Agent's rights, benefits or remedies.

          The Agent and each Lender may, from time to time, without notice to Thermatrix, assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, the Liabilities shall be and remain the Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Agent or such Lender; provided, however, that, unless the Agent shall otherwise consent in writing, the Agent

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shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the Agent and the Lenders, as to those of the Liabilities which the Agent have not been assigned or transferred.

          No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent or any Lender, except as expressly set forth in a writing duly signed and delivered by the Agent or such Lender. No action of the Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Agent or such Lender and the obligations of Thermatrix under this Guaranty.

          This Guaranty shall be continuing and shall not be discharged, impaired or affected by (a) the power or authority or lack thereof of Wahlco or any subsidiary or affiliate to incur the Liabilities; (b) the validity or invalidity of the documents evidencing the Liabilities or securing the same;
(c) any claims or defenses whatsoever that Wahlco, any subsidiary or affiliate or anyone else may or might have to the payment or performance of the Liabilities; (d) the existence or non-existence of Wahlco or any subsidiary or affiliate as a legal entity; (e) the transfer by Wahlco or any subsidiary or affiliate of all or any part of the collateral described in the documents securing the Liabilities; or (f) any right of offset, counterclaim or defense (other than payment in full and performance in full of all of the Liabilities in accordance with the terms of the documents evidencing and securing the Liabilities) that Thermatrix may or might have to its undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by Thermatrix to the extent permitted by law.

          This Guaranty shall be binding upon Thermatrix and upon Thermatrix's successors and assigns and shall inure to the benefit of the Agent and the Lenders and its successors and assigns. All references herein to Wahlco, Thermatrix and any subsidiary or affiliate, respectively, shall be deemed to include their respective successors and assigns, whether immediate or remote.
If more than one party shall execute this Guaranty, the term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder. In addition and notwithstanding anything to the contrary contained in this Guaranty, the obligations of Thermatrix with respect to the Liabilities shall be joint and several with any other party that shall now or hereafter execute a guaranty of any of the Liabilities pursuant to a guaranty separate from this Guaranty.

          All notices required or permitted to be given hereunder shall be in writing and shall be either personally delivered or sent by United States certified or registered mail, return receipt requested, addressed, if to Thermatrix at its address stated below or at such other address as Thermatrix hereafter notifies the Agent and the Lenders as herein provided and, if to the Agent or the Lenders at their address for notices under the Credit Agreement or at such other address as the Agent or such Lender hereafter notifies Thermatrix as herein provided. Notices shall be deemed received on the earlier of (i) the date noted on the return receipt as delivered if mail delivery of the notice is

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successful; (ii) the last date of attempted delivery, as noted by the United
States Postal Service on the envelope containing the notice, if mail delivery is unsuccessful; or (iii) the date of actual delivery if personally delivered.

          This Guaranty has been delivered for acceptance by the Agent and the Lenders in New York County and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York. Thermatrix hereby (i) waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to this Guaranty; (ii) irrevocable submits to the jurisdiction of any state or federal court located in S.D.N.Y. over any action or proceeding to enforce or defend any matter arising from or related to this Guaranty; (iii) irrevocably waives, to the fullest extent Thermatrix may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and (v) agrees not to institute any legal action or proceeding against the Agent or the Lenders or any of their directors, officers, members, shareholders, employees, agents or property, concerning any matter arising out of or relating to this Guaranty in any court other than one located in S.D.N.Y. Nothing in this paragraph shall affect or impair the Agent's or the Lenders' right to serve legal process in any manner permitted by law or the Agent's or the Lender's right to bring any action or proceeding against Thermatrix or its property in the courts of any other jurisdiction. Wherever possible each provision of this Guaranty shall be interpreted as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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     IN WITNESS WHEREOF, this Guaranty has been duly executed by its authorized officer as of the day and year first above written.

                                    THERMATRIX INC.


                                    By /s/ DANIEL S. TEDONE
                                       -------------------------------
                                       Name: Daniel S. Tedone
                                       Title: Chief Financial Officer



Accepted and agreed.

WEXFORD MANAGEMENT LLC


By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Senior Vice President and General Counsel

WEXFORD CAPITAL PARTNERS II, L.P.

By: Wexford Capital II, L.P., As General Partner

By: Wexford Capital Corp., As General Partner

By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Vice President

WEXFORD OVERSEAS PARTNERS I, L.P.

By: Wexford Capital Overseas II, L.P., As General Partner

By: Wexford Capital Limited, As General Partner

By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Vice President

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WEXFORD SPECIAL SITUATIONS 1996, L.P.

By: Wexford Advisors LLC, As General Partner

By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Vice President



WEXFORD SPECIAL SITUATIONS 1996, INSTITUTIONAL, L.P.

By: Wexford Advisors LLC, As General Partner

By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Vice President



WEXFORD SPECIAL SITUATIONS 1996 LIMITED

By: Wexford Advisors LLC, As Investment Manager

By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Vice President


WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P.

By: Wexford Euris Advisors LLC, As General Partner


By:/s/ ARTHUR AMRON
   -------------------------------
   Name: Arthur Amron
   Title: Vice President



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